Exhibit 10.27

Nominee Shareholding Agreement (Translated)

This agreement is made between the following parties, based on the principle of equality and mutual benefit, through friendly negotiation:

Parties

Entrusting Party (Party A): Da Shengwei

ID No.: 11010819730113893X

Trustee (Party B): Yang ziyushu

ID No.: 610202199711190065

1. Basic Arrangement of Nominee Shareholding

1. Party A holds 100% equity of Kunshan Yishijue Electric Technology Co., Ltd. (the “Company”), corresponding to a registered capital of RMB 1 million, which is held in the name of Party B as a nominee. The investment was entirely made by Party A. Any profits or proceeds from share transfers will be directly deposited into Party A’s or their designated account.

2. Party B declares that the investment funds were fully provided by Party A. Party B only acts as the nominee; the actual owner is Party A.

3. Party B confirms that all benefits arising from the nominee equity belong to Party A.

4. Party B is a nominee only; Party A manages the company. All operational risks are borne by Party A.

2. Rights and Obligations of Party A

1. Party A enjoys all shareholder rights and assumes obligations per the company’s Articles.

2. Party A is entitled to all income from the equity. Party B must disclose such income upon request.

3. Party A may require Party B to assist in changing the registration to reflect true ownership.

3. Rights and Obligations of Party B

1. Party B is listed as the shareholder in company registration in name only.

2. Party B must transfer any received benefits to Party A within one working day.

3. Party B may not transfer, gift, pledge, or dispose of the equity without Party A’s written consent.

4. Party B must act in good faith and accept supervision by Party A.

4. Fees

1. Party B provides services free of charge.

2. All expenses are borne by Party A.

5. Transfer of Nominee Equity

1. Party A may transfer equity at any time with written notice.

2. Party B must remit any transfer proceeds within five working days.

3. Party A bears all related costs.

6. Confidentiality

Both parties must maintain confidentiality. This obligation continues after termination. Breaches must be compensated.

7. Effectiveness and Termination

1. This agreement is effective upon signing.

2. It terminates when Party B transfers all equity to Party A or their designee.

8. Breach of Contract

Breaches must be compensated by the responsible party for all direct and indirect losses.

9. Governing Law and Dispute Resolution

Disputes should be resolved by consultation. Failing that, legal action may be taken in the local court.

10. Miscellaneous

1. The agreement is made in duplicate with equal legal force.

2. Supplementary agreements have equal legal effect.

Signatures

Entrusting Party (Party A): Da Shengwei

Trustee (Party B): Yang ziyushu

Date of Signing: November 10, 2024